                                                      EXHIBIT 99.1

[I.D. SYSTEMS, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE

                                  CONTACT: I.D. Systems, Inc.
                                           Ned Mavrommatis
                                           Chief Financial Officer
                                           nmavrommatis@id-systems.com
                                           Phone 201-996-9000  Fax 201-996-9144



           I.D. Systems, Inc. Reports Third Quarter Financial Results


Hackensack, NJ, November 6, 2003 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced financial results for the three-month and nine-month period ended September 30, 2003. Revenues for the quarter increased to $1,743,000, up 14% over the third quarter a year ago, as the company's Wireless Asset Net(TM) system for tracking and managing fleets of industrial equipment continued to gain market recognition. Revenues for the nine months increased 55% to $5,477,000. Gross profit margins for the three-month and nine-month periods remained strong and stable at 53% and 52%, respectively. Net loss for the three-month period was $336,000, or $.05 per basic and diluted share, compared to a net loss of $329,000, or $.05 per basic and diluted share, for the third quarter of 2002. Net loss for the nine months decreased 33% to $932,000, or $.14 per basic and diluted share, compared to $1,391,000, or $.21 per basic and diluted share, for the same period last year.

"I.D. Systems continues to execute on its strategic goals," said Jeffrey Jagid, the company's Chairman and Chief Executive Officer. "Our patented wireless technology continues to penetrate the market and gain market share. Our systems demonstrate a compelling return on investment for our customers, and we continue to maintain robust gross profit margins during a sustained period of double-digit revenue growth. We are especially pleased that the company not only continued to build business with existing customers during the quarter, but also added several new customers. We believe this reflects continued acceptance of our technology as a best practice for safety improvements, security enhancements, and operating cost reductions."

"I.D. Systems' financial condition remains strong and stable," added Chief Financial Officer Ned Mavrommatis. "At September 30, 2003, the company's cash, cash equivalents, and investments totaled $8,067,000, with $7,883,000 of working capital."

Selling, general and administrative (SG&A) expenses for the quarter were relatively flat at $1,087,000, compared to $1,104,000 for the quarter ended September 30, 2002. Research and development (R&D) expenses decreased very slightly to $243,000 for the quarter, from $261,000 for the third quarter of 2002. For the nine months ended September 30, 2003, SG&A and R&D expenditures were $3,275,000 and $694,000, respectively, compared to $2,801,000 and $812,000, respectively, for the same period last year.

Highlights in the third quarter of 2003 included:

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         o        Ford Motor  Company  (NYSE:  F) continued  its  corporate-wide
                  deployment  of  I.D.  Systems'  wireless   Industrial  Vehicle
                  Electronic Control System (IVECS). The deployment plan calls for more than 20 Ford assembly and stamping plants in North America to implement IVECS on a significant portion of their material handling vehicles by the end of 2003.

         o The National Shipbuilding Research Program Advanced Shipbuilding Enterprise (NSRP ASE) selected I.D. Systems' "Wireless Equipment Monitoring and Control System (WEMACS)" as one of seven new projects to receive funding during the upcoming year. The WEMACS project exploits I.D. Systems' ongoing baseline wireless system installation at Portsmouth Naval Shipyard to further research and develop a comprehensive solution for the monitoring, control, and utilization analysis of shipyard material handling equipment such as forklifts, straddle trucks, cranes, and similar vehicles. The I.D. Systems-led project team includes: Northrop Grumman Corporation's (NYSE: NOC) Ship Systems sector; the National Steel and Shipbuilding Company (NASSCO), a subsidiary of General Dynamics Corporation (NYSE: GD); and the U.S. Navy's Portsmouth Naval Shipyard. Formal work on this project has begun, and it should contribute to I.D. Systems' revenues in 2004. Specific terms of the program are will be announced shortly.

         o I.D. Systems added another food industry customer during the quarter. WinCo Foods, Inc., which owns and operates more than 40 grocery stores in the western United States, will implement I.D. Systems' Wireless Asset Net(TM) fleet management system for material handling equipment at its flagship distribution center. WinCo joins Archer Daniels Midland, Golub Corporation, and other food industry companies as I.D. Systems customers.

         o Avis Rent A Car System, Inc., a wholly owned subsidiary of Cendant Corporation (NYSE: CD), began the initial installation of the first Wireless Asset Net units on its 2,000-vehicle rental car fleet in Puerto Rico. Simultaneously, I.D. Systems continued development of an extensive automated interface between the Wireless Asset Net software and Avis' Wizard rental management system. The goals of the I.D. Systems-Avis program are to automate various aspects of the car rental and return process, improve customer service, and increase the efficiency of fleet operations. Avis is the world's second largest general-use car rental brand, with more than 1,700 locations worldwide.

Investor Conference Call
------------------------
I.D. Systems will be holding a conference call for investors and analysts at 4:45 p.m. Eastern Daylight Time on November 6, 2003. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, executive vice president, will discuss the results of the quarter and recent corporate developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's web site at www.id-systems.com. To listen to the live call, go to the web site at least 10 minutes early to download and install any necessary audio software.

About the Company
-----------------
Based in Hackensack, New Jersey, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include Archer Daniels Midland, DaimlerChrysler, Deere & Co., Ford Motor Company, Target Corporation, Walgreen Co., the U.S. Department of Homeland Security, the U.S. Navy, and the U.S. Postal Service, among others. Using local

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area  networks,  wide area  networks,  and the Internet,  the company's  systems enable management to control and track the location and status of their assets-- from letters and containers to forklifts and railcars-- in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

Wireless Asset Net and the I.D. Systems, Inc. logo are trademarks of I.D. Systems, Inc.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or behalf of, I.D. Systems.


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
                                                          I.D. Systems, Inc.
                                                  Condensed Statements of Operations
                                                              (Unaudited)


                                               Three months ended                       Nine months ended
                                                 September 30,                            September 30,
                                           2002                2003                  2002                 2003
                                    ------------------- -------------------- --------------------- --------------------

Revenues                                  $  1,532,000         $  1,743,000          $  3,541,000         $  5,477,000
Cost of Revenues                               617,000              812,000             1,585,000            2,643,000
                                    ------------------- -------------------- --------------------- --------------------

Gross Profit                                   915,000              931,000             1,956,000            2,834,000
Selling, general and                         1,104,000            1,087,000             2,801,000            3,275,000
administrative expenses
Research and development expenses              261,000              243,000               812,000              694,000
                                    ------------------- -------------------- --------------------- --------------------

Loss from operations                         (450,000)            (399,000)           (1,657,000)          (1,135,000)
Interest income                                123,000               79,000               269,000              244,000
Interest expense                               (2,000)             (16,000)               (3,000)             (41,000)
                                    ------------------- -------------------- --------------------- --------------------

Net loss                                  $  (329,000)         $  (336,000)         $ (1,391,000)         $  (932,000)
                                    =================== ==================== ===================== ====================


Net loss per share - basic and
diluted                                   $     (0.05)         $     (0.05)         $      (0.21)         $     (0.14)
                                    =================== ==================== ===================== ====================

Weighted average common shares
outstanding - basic and diluted
loss per share                               6,799,000            6,898,000             6,682,000            6,845,000
                                    =================== ==================== ===================== ====================



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                               I.D. Systems, Inc.
                            Condensed Balance Sheets

                                                    December 31, 2002              September 30, 2003
                                                                                      (Unaudited)
                                                --------------------------- ---------------------------------

ASSETS

         Cash and cash equivalents              $                3,758,000  $                      2,647,000

         Investments                                             3,031,000                         3,276,000

         Accounts receivable, net                                1,114,000                         1,776,000

         Unbilled receivables                                           --                           105,000

         Inventory                                               1,471,000                         1,154,000

         Investment in sales type leases                           159,000                            34,000

         Interest receivable                                        73,000                           107,000

         Officer loan                                               10,000                            10,000

         Prepaid expenses and other
         current assets                                            147,000                           180,000
                                                --------------------------- ---------------------------------

                  Total current assets                           9,763,000                         9,289,000

Investments                                                        968,000                         2,144,000

Fixed assets, net                                                  679,000                           812,000

Investment in sales type leases                                    522,000                            67,000

Installment receivable - non-current portion                       867,000                           736,000

Officer loan                                                        41,000                            34,000

Deferred contract costs                                                 --                           187,000

Other assets                                                       107,000                            97,000
                                                --------------------------- ---------------------------------


                                                 $              12,947,000  $                     13,366,000
                                                =========================== =================================

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

LIABILITIES

         Accounts payable and accrued expenses   $               1,205,000                   $       988,000

         Long term debt - current portion                               --                           186,000

         Line of credit                                            137,000                           137,000

         Deferred revenue                                           26,000                            45,000

         Other current liabilities                                 100,000                            50,000
                                                --------------------------- ---------------------------------
                  Total current liabilities                      1,468,000                         1,406,000

Long term debt                                                          --                           696,000

Deferred revenue                                                        --                           177,000

Deferred rent                                                       66,000                            83,000
                                                --------------------------- ---------------------------------

                                                                 1,534,000                         2,362,000
                                                --------------------------- ---------------------------------

STOCKHOLDERS' EQUITY

Preferred stock; authorized 5,000,000 shares,
$.01 par value; none issued

Common stock; authorized 15,000,000 shares,
$.01 par value; issued and outstanding
7,041,000 shares and 6,863,000 shares                               68,000                            70,000

Additional paid-in capital                                      22,042,000                        22,563,000

Treasury stock; 40,000 shares at cost                             (113,000)                         (113,000)

Accumulated deficit                                            (10,584,000)                      (11,516,000)
                                                --------------------------- ---------------------------------

                                                                11,413,000                        11,004,000
                                                --------------------------- ---------------------------------


                                                $               12,947,000                   $    13,366,000
                                                =========================== =================================




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